News Release

Virtus Investment Partners Announces Financial Results for Second Quarter 2021

▪Earnings Per Share - Diluted of $7.86; Earnings Per Share - Diluted, as Adjusted, of $9.07
▪Total Sales of $9.6B; Net Flows of $1.3B; Total AUM of $178.6B

Hartford, CT, July 28, 2021 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2021.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2021	6/30/2020	Change	3/31/2021	Change

U.S. GAAP Financial Measures
Revenues	$244.0	$132.9	84%	$216.9	12%
Operating expenses	$157.6	$106.3	48%	$154.8	2%
Operating income (loss)	$86.4	$26.6	225%	$62.1	39%
Operating margin	35.4%	20.0%		28.7%
Net income (loss) attributable to common stockholders	$63.0	$11.3	458%	$36.6	72%
Earnings (loss) per share - diluted	$7.86	$1.43	450%	$4.54	73%
Weighted average shares outstanding - diluted	8.007	7.895	1%	8.052	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$210.3	$118.1	78%	$187.3	12%
Operating expenses, as adjusted	$107.4	$77.6	38%	$109.3	(2%)
Operating income (loss), as adjusted	$102.9	$40.5	154%	$78.0	32%
Operating margin, as adjusted	48.9%	34.3%		41.6%
Net income (loss) attributable to common stockholders, as adjusted	$72.7	$25.6	184%	$54.6	33%
Earnings (loss) per share - diluted, as adjusted	$9.07	$3.24	180%	$6.78	34%
Weighted average shares outstanding - diluted, as adjusted	8.007	7.895	1%	8.052	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2021	6/30/2020	Change	3/31/2021	Change
Ending total assets under management	$178.6	$108.5	65%	$168.9	6%
Average total assets under management	$172.9	$98.2	76%	$154.3	12%
Total sales	$9.6	$9.4	1%	$10.6	(10%)
Net flows	$1.3	$2.8	(54%)	$2.4	(46%)

Total assets under management increased 6% to $178.6 billion at June 30, 2021 from $168.9 billion at March 31, 2021 due to $8.8 billion of market performance and $1.3 billion of positive net flows. In addition, the company had $3.8 billion of other fee earning assets, an increase from $3.4 billion at March 31, 2021.
Total sales of $9.6 billion compared with $10.6 billion in the prior quarter, the company’s highest level of quarterly sales, as increased sales of institutional products and exchange traded funds (ETFs) were more than offset by lower sales of open-end funds and retail separate accounts. Institutional sales of $2.3 billion increased 22% sequentially, primarily due to several meaningful new mandates that funded during the quarter. Open-end fund sales of $4.7 billion declined from a quarterly high of $5.9 billion in the first quarter as higher sales of multi-asset and alternative funds were more than offset by a decline in equity and fixed income strategies. Retail separate account sales of $2.3 billion compared with $2.7 billion in the first quarter as modestly higher private client sales were offset by a decline in the intermediary sold channel.
Net flows of $1.3 billion represented an annualized organic growth rate of 3.2% and included positive net flows in retail separate accounts, institutional accounts, and ETFs. Organic growth for the trailing 12 months was 7.1%, with positive net flows across products and asset classes. Retail separate accounts contributed positive net flows of $1.4 billion in the quarter with continued net inflows in both the intermediary sold and private client channels. Institutional net flows of $0.1 billion were positive for the third consecutive quarter and included mandates at multiple affiliates. ETF net flows of $0.1 billion were positive for the fourth consecutive quarter. Open-end fund net flows of ($0.2) billion compared with $0.6 billion in the prior quarter and reflected positive net flows in fixed income, multi-asset, alternative, global equity, and international equity, offset by domestic and specialty equity.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income increased 39% to $86.4 million from $62.1 million in the prior quarter, as a 12% increase in total revenues, due to higher average assets under management, was partially offset by a 2% increase in total operating expenses.
Higher average assets in the second quarter reflected the full-quarter impact of the Allianz Global Investors (AllianzGI) partnership, market performance, and positive net flows. The sequential increase in operating expenses included higher distribution and other asset-based expenses as well as higher other operating expenses due to the addition of a new affiliate, NFJ. This increase was partially offset by lower employment expenses, which included seasonal items in the prior quarter.
Net income attributable to common stockholders of $7.86 per diluted common share included ($1.20) of fair value adjustments on affiliate noncontrolling interests and ($0.24) of acquisition and integration costs, partially offset by $0.58 of realized and unrealized gains on investments. Net income per diluted share in the prior quarter of $4.54 included ($1.68) of fair value adjustments on affiliate noncontrolling interests, ($0.29) of realized and unrealized losses on investments, and ($0.24) of acquisition and integration costs. The fair value adjustments on affiliate noncontrolling interests reflect the increase in the value of an affiliate with minority ownership.

The effective tax rate during the quarter of 23% compared with 22% in the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $210.3 million increased 12% sequentially as a result of a 12% increase in average assets under management due to the full-quarter impact of the AllianzGI partnership, market performance, and positive net flows. Revenues, as adjusted, included performance-related fees of $0.8 million, compared with $0.6 million in the prior quarter.
Employment expenses, as adjusted, decreased to $86.5 million from $90.4 million in the prior quarter largely due to seasonally higher first quarter expenses, partially offset by higher profit-based incentive compensation and a full quarter of expenses for a new affiliate. Other operating expenses, as adjusted, of $19.9 million increased sequentially from $17.8 million due to the director equity grants of $0.8 million, growth of the business, expenses for the new affiliate, and a modest increase in travel and related expenses.
Operating income, as adjusted, and the related margin increased to $102.9 million and 48.9%, respectively, from $78.0 million and 41.6% in the prior quarter due to higher revenues and lower seasonal employment expenses.
Net income attributable to common stockholders, as adjusted, per diluted common share was $9.07, an increase of $2.29, or 34%, from $6.78 in the prior quarter, and the company's highest reported level. The sequential increase primarily reflected higher revenues, as adjusted, as a result of the higher average assets under management, and lower employment expenses due to prior quarter seasonality.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2021	6/30/2020	Change	3/31/2021	Change
Cash and cash equivalents	$275.4	$168.3	64%	$228.3	21%
Gross debt (1)	$193.8	$240.7	(19%)	$199.8	(3%)
Revenue participation liability (2)	$137.7	$—	N/M	$137.7	—%
Redeemable noncontrolling interests (3)	$108.9	$66.3	64%	$98.1	11%
Total equity attributable to stockholders	$780.9	$658.2	19%	$729.4	7%

Working capital (4)	$229.2	$155.9	47%	$211.1	9%
Net debt (cash) (5)	$(81.6)	$72.4	N/M	$(28.5)	186%

(1)Excludes deferred financing costs of $3.6 million, $5.9 million, and $4.0 million, as of June 30, 2021, June 30, 2020, and March 31, 2021, respectively
(2)Represents the estimate of future AllianzGI-related revenue participation payments accounted for as consideration
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $22.6 million, $24.3 million, and $14.4 million as of June 30, 2021, June 30, 2020, and March 31, 2021, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, required debt principal payments due over next 12 months and actual AllianzGI revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $229.2 million at June 30, 2021 increased 9% from March 31, 2021 reflecting net cash generated from the business in excess of debt repayments and return of capital to shareholders.
During the quarter, the company returned $7.5 million to shareholders through the repurchase of 26,921 shares of common stock. In addition, the company net settled 14,439 shares for $4.1 million to satisfy employee tax obligations.
The company reduced gross debt in the quarter by $5.9 million to $193.8 million. Over the prior four quarters, the company has reduced gross debt by 19%.
Agreement to Add Stone Harbor Investment Partners
As announced on June 28, 2021, the company entered into an agreement to acquire Stone Harbor Investment Partners LP, a premier manager of emerging markets debt, multi-asset credit, global corporates, and other strategies with $15.3 billion of assets under management as of June 30, 2021. The company will acquire 100% of Stone Harbor and expects to fund the transaction with existing financial resources. The transaction is expected to be modestly accretive to earnings per share, as adjusted, and to close near year-end subject to customary closing conditions and the receipt of regulatory approvals, as well as approvals by the Stone Harbor fund board and fund shareholders.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Wednesday, July 28, 2021, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 7567394). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through August 4, 2021 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 7567394).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus' affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, NFJ Investment Group, Seix Investment Advisors, Silvant Capital Management, and Sustainable Growth Advisers. Additional information can be found at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2021	6/30/2020	Change	3/31/2021	Change	6/30/2021	6/30/2020	Change
Revenues
Investment management fees	$193,510	$110,550	75%	$173,269	12%	$366,779	$230,838	59%
Distribution and service fees	23,450	8,889	164%	20,348	15%	43,798	18,349	139%
Administration and shareholder service fees	25,877	13,289	95%	22,560	15%	48,437	27,942	73%
Other income and fees	1,174	166	N/M	720	63%	1,894	331	472%
Total revenues	244,011	132,894	84%	216,897	13%	460,908	277,460	66%
Operating Expenses
Employment expenses	87,630	60,163	46%	91,759	(4%)	179,389	126,293	42%
Distribution and other asset-based expenses	36,021	17,345	108%	32,294	12%	68,315	36,754	86%
Other operating expenses	21,946	17,436	26%	19,580	12%	41,526	36,321	14%
Operating expenses of consolidated investment products	659	2,179	(70%)	559	18%	1,218	8,928	(86%)
Restructuring and severance	—	420	(100%)	—	N/M	—	420	(100%)
Depreciation expense	981	1,196	(18%)	1,098	(11%)	2,079	2,454	(15%)
Amortization expense	10,363	7,533	38%	9,465	9%	19,828	15,066	32%
Total operating expenses	157,600	106,272	48%	154,755	2%	312,355	226,236	38%
Operating Income (Loss)	86,411	26,622	225%	62,142	39%	148,553	51,224	190%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	2,494	7,114	(65%)	891	180%	3,385	(430)	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	2,747	(6,744)	N/M	(4,687)	N/M	(1,940)	(15,413)	(87%)
Other income (expense), net	826	(805)	N/M	1,771	(53%)	2,597	(193)	N/M
Total other income (expense), net	6,067	(435)	N/M	(2,025)	N/M	4,042	(16,036)	N/M
Interest Income (Expense)
Interest expense	(2,256)	(3,126)	(28%)	(2,314)	(3%)	(4,570)	(6,325)	(28%)
Interest and dividend income	166	242	(31%)	136	22%	302	994	(70%)
Interest and dividend income of investments of consolidated investment products	22,562	28,634	(21%)	23,876	(6%)	46,438	57,863	(20%)
Interest expense of consolidated investment products	(14,452)	(28,150)	(49%)	(14,448)	—%	(28,900)	(52,636)	(45%)
Total interest income (expense), net	6,020	(2,400)	N/M	7,250	(17%)	13,270	(104)	N/M
Income (Loss) Before Income Taxes	98,498	23,787	314%	67,367	46%	165,865	35,084	373%
Income tax expense (benefit)	22,401	7,578	196%	15,153	48%	37,554	17,869	110%
Net Income (Loss)	76,097	16,209	369%	52,214	46%	128,311	17,215	N/M
Noncontrolling interests	(13,130)	(4,930)	166%	(15,626)	(16%)	(28,756)	(10,221)	181%
Net Income (Loss) Attributable to Common Stockholders	$62,967	$11,279	458%	$36,588	72%	$99,555	$6,994	N/M
Earnings (Loss) Per Share - Basic	$8.18	$1.46	460%	$4.79	71%	$12.97	$0.92	N/M
Earnings (Loss) Per Share - Diluted	$7.86	$1.43	450%	$4.54	73%	$12.39	$0.88	N/M
Cash Dividends Declared Per Common Share	$0.82	$0.67	22%	$0.82	—%	$1.64	$1.34	22%
Weighted Average Shares Outstanding - Basic	7,698	7,720	—%	7,633	1%	7,674	7,572	1%
Weighted Average Shares Outstanding - Diluted	8,007	7,895	1%	8,052	(1%)	8,038	7,936	1%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2020	09/30/2020	12/31/2020	3/31/2021	6/30/2021
By product (period end):
Open-End Funds (1)	$41,144	$44,574	$50,771	$72,164	$75,333
Closed-End Funds	5,639	5,629	5,914	11,664	11,993
Exchange Traded Funds	541	543	837	1,021	1,260
Retail Separate Accounts	22,054	24,727	29,751	37,244	40,578
Institutional Accounts	34,819	36,851	40,861	42,802	45,604
Structured Products	4,264	4,163	4,060	3,985	3,870
Total	$108,461	$116,487	$132,194	$168,880	$178,638

By product (average) (2)
Open-End Funds (1)	$38,182	$43,603	$47,782	$66,247	$74,126
Closed-End Funds	5,566	5,742	5,847	9,340	11,936
Exchange Traded Funds	554	549	683	890	1,159
Retail Separate Accounts	17,660	22,054	24,727	32,118	37,244
Institutional Accounts	31,931	36,771	37,989	41,764	44,538
Structured Products	4,265	4,171	4,068	3,985	3,875
Total	$98,158	$112,890	$121,096	$154,344	$172,878

By asset class (period end):
Equity	$66,205	$72,811	$86,268	$106,183	$113,751
Fixed Income	27,427	28,273	28,965	35,069	35,426
Multi-Asset (3)	10,714	11,105	12,201	22,498	23,668
Alternatives (4)	4,115	4,298	4,760	5,130	5,793
Total	$108,461	$116,487	$132,194	$168,880	$178,638

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
All Products
Open-End Funds (1)	49.5	50.4	51.8	48.0	46.4
Closed-End Funds	61.8	62.1	62.2	56.2	55.1
Exchange Traded Funds	5.1	6.5	3.3	6.7	14.0
Retail Separate Accounts	49.0	45.7	47.1	45.7	44.2
Institutional Accounts (6)	31.1	31.5	34.6	31.5	32.2
Structured Products	26.8	34.2	31.1	38.8	40.0
All Products (6)	42.9	43.1	44.9	43.1	42.5

(1)    Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(3)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income and alternatives
(4)    Includes real estate securities, infrastructure, mid-stream energy, long/short, and options strategies
(5)    Represents investment management fees, as adjusted divided by average assets. Investment management fees, as adjusted exclude the impact of consolidated investment products and are net of revenue related adjustments. Revenue related adjustments are based on specific agreements and reflect the portion of investment management fees passed-through to third-party client intermediaries for services to investors in sponsored investment products
(6)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Institutional Accounts	0.7	2.1	3.9	0.6	0.7
All Products	0.2	0.7	1.2	0.2	0.2
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	6/30/2020	6/30/2021
Open-End Funds (1)
Beginning balance	$34,361	$41,144	$44,574	$50,771	$72,164	$43,824	$50,771
Inflows	4,714	3,997	4,285	5,853	4,743	8,773	10,596
Outflows	(4,115)	(3,501)	(3,527)	(5,258)	(4,987)	(9,862)	(10,245)
Net flows	599	496	758	595	(244)	(1,089)	351
Market performance	6,255	3,006	5,694	1,130	3,469	(1,478)	4,599
Other (2)	(71)	(72)	(255)	19,668	(56)	(113)	19,612
Ending balance	$41,144	$44,574	$50,771	$72,164	$75,333	$41,144	$75,333

Closed-End Funds
Beginning balance	$5,343	$5,639	$5,629	$5,914	$11,664	$6,748	$5,914
Inflows	—	15	5	—	—	5	—
Outflows	—	—	—	—	—	—	—
Net flows	—	15	5	—	—	5	—
Market performance	380	54	364	105	514	(805)	619
Other (2)	(84)	(79)	(84)	5,645	(185)	(309)	5,460
Ending balance	$5,639	$5,629	$5,914	$11,664	$11,993	$5,639	$11,993

Exchange Traded Funds
Beginning balance	$480	$541	$543	$837	$1,021	$1,156	$837
Inflows	74	60	218	175	232	160	407
Outflows	(140)	(35)	(40)	(77)	(92)	(373)	(169)
Net flows	(66)	25	178	98	140	(213)	238
Market performance	137	(12)	126	98	104	(368)	202
Other (2)	(10)	(11)	(10)	(12)	(5)	(34)	(17)
Ending balance	$541	$543	$837	$1,021	$1,260	$541	$1,260

Retail Separate Accounts
Beginning balance	$17,660	$22,054	$24,727	$29,751	$37,244	$20,414	$29,751
Inflows	1,483	1,727	2,181	2,699	2,273	2,544	4,972
Outflows	(654)	(617)	(914)	(896)	(833)	(1,429)	(1,729)
Net flows	829	1,110	1,267	1,803	1,440	1,115	3,243
Market performance	3,560	1,591	3,757	2,141	1,910	520	4,051
Other (2)	5	(28)	—	3,549	(16)	5	3,533
Ending balance	$22,054	$24,727	$29,751	$37,244	$40,578	$22,054	$40,578

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	6/30/2020	6/30/2021
Institutional Accounts
Beginning balance	$28,507	$34,819	$36,851	$40,861	$42,802	$32,859	$40,861
Inflows	3,141	2,075	2,252	1,884	2,302	4,640	4,186
Outflows	(1,667)	(2,381)	(1,687)	(1,868)	(2,184)	(3,444)	(4,052)
Net flows	1,474	(306)	565	16	118	1,196	134
Market performance	4,880	2,473	3,481	1,181	2,752	730	3,933
Other (2)	(42)	(135)	(36)	744	(68)	34	676
Ending balance	$34,819	$36,851	$40,861	$42,802	$45,604	$34,819	$45,604

Structured Products
Beginning balance	$4,343	$4,264	$4,163	$4,060	$3,985	$3,903	$4,060
Inflows	—	—	—	—	—	491	—
Outflows	(73)	(69)	(81)	(79)	(118)	(115)	(197)
Net flows	(73)	(69)	(81)	(79)	(118)	376	(197)
Market performance	33	10	9	35	33	72	68
Other (2)	(39)	(42)	(31)	(31)	(30)	(87)	(61)
Ending balance	$4,264	$4,163	$4,060	$3,985	$3,870	$4,264	$3,870

Total
Beginning balance	$90,694	$108,461	$116,487	$132,194	$168,880	$108,904	$132,194
Inflows	9,412	7,874	8,941	10,611	9,550	16,613	20,161
Outflows	(6,649)	(6,603)	(6,249)	(8,178)	(8,214)	(15,223)	(16,392)
Net flows	2,763	1,271	2,692	2,433	1,336	1,390	3,769
Market performance	15,245	7,122	13,431	4,690	8,782	(1,329)	13,472
Other (2)	(241)	(367)	(416)	29,563	(360)	(504)	29,203
Ending balance	$108,461	$116,487	$132,194	$168,880	$178,638	$108,461	$178,638

(1)     Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Total revenues, GAAP	$244,011	$132,894	$216,897
Consolidated investment products revenues (1)	2,340	2,526	2,673
Investment management fees (2)	(12,570)	(8,453)	(11,943)
Distribution and service fees (2)	(23,451)	(8,892)	(20,351)
Total revenues, as adjusted	$210,330	$118,075	$187,276

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Total operating expenses, GAAP	$157,600	$106,272	$154,755
Consolidated investment products expenses (1)	(659)	(2,179)	(559)
Distribution and other asset-based expenses (3)	(36,021)	(17,345)	(32,294)
Amortization of intangible assets (4)	(10,363)	(7,533)	(9,465)
Restructuring and severance (5)	—	(420)	—
Acquisition and integration expenses (6)	(2,667)	(952)	(2,647)
Other (7)	(494)	(241)	(480)
Total operating expenses, as adjusted	$107,396	$77,602	$109,310

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Operating income (loss), GAAP	$86,411	$26,622	$62,142
Consolidated investment products (earnings) losses (1)	2,999	4,705	3,232
Amortization of intangible assets (4)	10,363	7,533	9,465
Restructuring and severance (5)	—	420	—
Acquisition and integration expenses (6)	2,667	952	2,647
Other (7)	494	241	480
Operating income (loss), as adjusted	$102,934	$40,473	$77,966

Operating margin, GAAP	35.4%	20.0%	28.7%
Operating margin, as adjusted	48.9%	34.3%	41.6%

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Net income (loss) attributable to common stockholders, GAAP	$62,967	$11,279	$36,588
Amortization of intangible assets, net of tax (4)	6,873	4,731	6,201
Restructuring and severance, net of tax (5)	—	305	—
Acquisition and integration expenses, net of tax (6)	1,958	691	1,940
Other, net of tax (7)	8,067	4,245	11,047
Seed capital and CLO investments (gains) losses, net of tax (8)	(7,204)	4,316	(1,156)
Net income (loss) attributable to common stockholders, as adjusted	$72,661	$25,567	$54,620
Weighted average shares outstanding - diluted	8,007	7,895	8,052

Earnings (loss) per share - diluted, GAAP	$7.86	$1.43	$4.54
Earnings (loss) per share - diluted, as adjusted	$9.07	$3.24	$6.78

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Income (loss) before taxes, GAAP	$98,498	$23,787	$67,367
Consolidated investment products (earnings) losses (1)	(1,232)	170	(30)
Amortization of intangible assets (4)	10,363	7,533	9,465
Restructuring and severance (5)	—	420	—
Acquisition and integration expenses (6)	2,667	952	2,647
Other (7)	494	241	480
Seed capital and CLO investments (gains) losses (8)	(7,725)	4,927	(1,533)
Income (loss) before taxes, as adjusted	$103,065	$38,030	$78,396

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Income tax expense (benefit), GAAP	$22,401	$7,578	$15,153
Tax impact of:
Amortization of intangible assets (4)	2,754	2,062	2,528
Restructuring and severance (5)	—	115	—
Acquisition and integration expenses (6)	709	261	707
Other (7)	2,051	(211)	2,931
Seed capital and CLO investments (gains) losses (8)	(521)	611	(377)
Income tax expense (benefit), as adjusted	$27,394	$10,416	$20,942

Effective tax rate, GAAPA	22.7%	31.9%	22.5%
Effective tax rate, as adjustedB	26.6%	27.4%	26.7%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Administration and shareholder service fees, GAAP	$25,877	$13,289	$22,560
Consolidated investment products fees (1)	49	51	61
Administration and shareholder service fees, as adjusted	$25,926	$13,340	$22,621

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Employment expenses, GAAP	$87,630	$60,163	$91,759
Acquisition and integration expenses (6)	(615)	(952)	(867)
Other (6)	(494)	(241)	(480)
Employment expenses, as adjusted	$86,521	$58,970	$90,412

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Other operating expenses, GAAP	$21,946	$17,436	$19,580
Acquisition and integration expenses (6)	(2,052)	—	(1,780)
Other operating expenses, as adjusted	$19,894	$17,436	$17,800

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Total other income (expense), net GAAP	$6,067	$(435)	$(2,025)
Consolidated investment products (1)	2,960	(4,949)	5,256
Seed capital and CLO investments (gains) losses (8)	(7,725)	4,927	(1,533)
Total other income (expense), net as adjusted	$1,302	$(457)	$1,698

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Interest and dividend income, GAAP	$166	$242	$136
Consolidated investment products (1)	919	898	910
Interest and dividend income, as adjusted	$1,085	$1,140	$1,046

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	6/30/2021	6/30/2020	3/31/2021
Total noncontrolling interests, GAAP	$(13,130)	$(4,930)	$(15,626)
Consolidated investment products (1)	1,232	(170)	30
Amortization of intangible assets (4)	(736)	(740)	(736)
Other (7)	9,624	3,793	13,498
Total noncontrolling interests, as adjusted	$(3,010)	$(2,047)	$(2,834)

Notes to Reconciliations:

Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2021	6/30/2020	3/31/2021
Employment expenses	$615	$952	$867
Other operating expenses	2,052	—	1,780
Total Acquisition and Integration Expenses	$2,667	$952	$2,647

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Interest expense is adjusted to remove gains on early extinguishment of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	6/30/2021	6/30/2020	3/31/2021
Employment expense fair value adjustments	$494	241	$480
Tax impact of employment expense fair value adjustments	(131)	(70)	(128)
Other discrete tax adjustments	(1,920)	281	(2,803)
Affiliate minority interest fair value adjustments	9,624	3,793	13,498
Total Other	$8,067	$4,245	$11,047

Seed Capital and CLO Related
8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 17.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic, political and pandemic conditions; (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the on-going effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2020 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com